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Freeport-McMoRan Copper & Gold Inc.
Provides Update on Grasberg Operations

PHOENIX, AZ, March 15, 2012 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) announced today that PT Freeport Indonesia (PT-FI) has commenced restart operations at its Grasberg mining and milling operations following a temporary labor-related shutdown on February 23, 2012. Recent discussions between PT-FI management, union leaders, members of the workforce and the local community have focused on returning to work in a harmonious and productive fashion. Mobilization of the workforce commenced on March 12, 2012 and mining and milling activities are being ramped up. Full production is expected to be reached in the second quarter of 2012.

FCX estimates the impact from the recent work stoppage and work interruptions experienced earlier in the quarter will reduce first quarter 2012 production and sales by approximately 80 million pounds of copper and 125,000 ounces of gold. FCX's January 2012 estimates on a consolidated basis for first quarter sales volumes were 875 million pounds of copper and 425,000 ounces of gold, including 210 million pounds and 400,000 ounces from PT-FI. FCX is revising its consolidated first quarter sales volumes to 795 million pounds of copper and 300,000 ounces of gold to reflect the production disruptions at Grasberg. The achievement of first quarter sales volumes is dependent on a number of factors, including ramp-up activities at Grasberg.

FCX is reviewing its annual plans and will be updating its annual sales estimates in connection with the reporting of its first quarter results.

FCX is a leading international mining company with headquarters in Phoenix, Arizona.  FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum.  FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world's largest producer of molybdenum.

The company's portfolio of assets includes the Grasberg minerals district in Indonesia, the world's largest copper and gold mine in terms of recoverable reserves; significant mining operations in the Americas, including the large scale Morenci minerals district in North America and the Cerro Verde and El Abra operations in South America; and the Tenke Fungurume minerals district in the Democratic Republic of Congo.   Additional information about FCX is available on FCX's website at “www.fcx.com.”

Cautionary Statement.  This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding projected ore grades and milling rates, projected production and sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, exploration efforts and results, mine production and development plans, the impact of deferred intercompany profits on earnings, liquidity, other financial commitments and tax rates, the impact of copper, gold, molybdenum and cobalt price changes, potential prepayments of debt, future dividend payments and potential share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements.

FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include commodity prices, mine sequencing, production rates, industry risks, regulatory changes, political risks, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, environmental risks, litigation results, currency

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translation risks and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission (SEC).

Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example commodity prices, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in our business plans, our actual experience or other changes, and we undertake no obligation to update any forward-looking statements.

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